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                                                                    EXHIBIT 23.7


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We hereby consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement on Form S-3 of U.S. Office Products Company of our report dated February 8, 1996 relating to the financial statements of The Re-Print Corporation which is included in the Current Report on Form 8K dated July 16, 1996 of the U.S. Office Products Company.


    We also consent to the reference to us under the caption "Experts" in the Registration Statement.

                                          /s/ BDO Seidman, LLP


September 27, 1996